Exhibit 99.1

Houghton Mifflin Harcourt Announces First Quarter 2021 Results; Delivers Billings Growth of 11% from Continuing Operations; ARR Growth of 80%; Strong Trailing -Twelve –Month Free Cash Flow

With divestiture of Books & Media business, HMH transformation to K-12 pure-play learning technology company remains on track with connected sales of 51% and net retention rate of 142%

BOSTON — May 6, 2021 — Learning technology company Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) today announced financial results for the first quarter ended March 31, 2021. All financial results and metrics are reported on a continuing operations basis. HMH delivered strong growth in billings of 11% during the first quarter. Coupled with solid growth in Annualized Recurring Revenue2, the company is off to a strong start to 2021.

Q1 2021 Financial Results and Headlines:

	Three Months Ended March 31,
(in millions of dollars)	2021 [1]	2020 [1]	Change
Net sales	$146	$152	(3.7)%
Change in deferred revenue	(42)	(59)	27.8%
Billings [2]	104	93	11.4%
Impairment charge for goodwill	—	262	NM
Loss from continuing operations	(49)	(338)	85.5%
Adjusted EBITDA [3]	15	(20)	NM
Pre-publication or content development costs	(14)	(18)	22.4%
Net cash used in operating activities	(101)	(172)	41.5%
Free cash flow [3]	(125)	(202)	38.3%

1     All amounts have been adjusted to eliminate the impact of the HMH Books & Media business which has been removed from   continuing operations and classified as discontinued operations.

2     An operating measure. Please refer to “Operating Metrics” for an explanation.

3	Non-GAAP measure, please refer to Use of Non-GAAP Financial Measures for an explanation and reconciliation.

NM = not meaningful

Highlights from the quarter include:

•	Trailing twelve-month free cash flow of $72 million, an improvement of $77 million, demonstrating strong positive free cash flow generation
•	Rapid year-over-year growth of 80% in Annualized Recurring Revenue (ARR) [2] to $65 million. Net Retention Rate (NRR) [2] was 142%.
•	Connected Sales [2] made up 51% of billings for the trailing twelve months ended March 31, 2021
•	42% of billings were digital for the trailing twelve months ending March 31, 2021
•	Adjusted EBITDA improved $34 million to $15 million, marking the first time HMH produced positive Adjusted EBITDA in the first quarter since it became a public company

“We entered the new year keenly focused on executing our Digital First, Connected strategy. As our market stabilizes, our first quarter results represent a strong start to the new year. We continue to see impressive growth in important key performance indicators, positioning HMH amongst the largest and fastest growing companies in the edtech market,” said Jack Lynch, President and Chief Executive Officer of Houghton Mifflin Harcourt.

Joe Abbott, HMH’s Chief Financial Officer said, “We delivered strong growth in billings and ARR in the first quarter, which positions HMH well to deliver growth in 2021. Importantly, we have dramatically improved free cash flow despite the pandemic’s impact on our billings over the last twelve months. We continue to expect the previously announced divestment of HMH Books & Media to close during the second quarter of 2021, which will transform our capital structure following the paydown of debt with net proceeds from the transaction, providing the company additional operational and financial flexibility going forward."

First Quarter 2021 Financial Results:

Net Sales: HMH reported net sales of $146 million for the first quarter of 2021, down 4% compared to $152 million in 2020. The decrease was primarily due to lower net sales in Extensions, which primarily consists of our Heinemann, intervention and supplemental products as well as professional services, which decreased by $9 million from $86 million in 2020 to $77 million due to lower professional services with the decline of the in-person learning environment as a result of the COVID-19 pandemic. Partially offsetting the decline in Extensions was an increase in Core Solutions of $3 million from $65 million in 2020 to $68 million, driven by strong international net sales and net sales of social studies and math programs in California.

Billings2: Billings for 2021 increased $11 million, or 11%, from 2020. The billings increase was driven by an increase in Core Solutions which increased by $17 million due to strong international sales as well as growth in social studies and math program sales in California. Partially offsetting the increase were lower Extensions billings which decreased by $6 million due to lower professional services sales.

Cost of Sales: Overall cost of sales decreased by $12 million to $86 million in 2021, primarily due to lower print costs, increased virtual delivery of products and services and lower amortization expense.

Selling and Administrative Costs: Selling and administrative costs decreased by $34 million in 2021, primarily due to lower labor costs and other fixed cost reductions due to the 2020 restructuring plan.

Operating Loss: Operating loss for 2021 was $37 million, a $301 million favorable change from the $338 million operating loss in 2020 primarily due to a non-cash impairment charge for goodwill in 2020 of $262 million which was a direct result of the adverse impact that the COVID-19 pandemic had on our Company. Additionally, there was a decrease in selling and administrative expenses.

Net Loss: Net loss of $52 million for 2021 was $294 million lower compared to a net loss of $346 million in the same period of 2020. Loss from continuing operations for 2021 was $49 million, a $289 million improvement from the $338 million loss from continuing operations in the same period of 2020 due primarily to the same factors impacting operating loss offset by an unfavorable change in our tax provision of $11 million due primarily to the non-cash impairment on goodwill. Also, loss from discontinued operations, net of tax decreased $5 million to $3 million from a loss of $8 million in 2020.

Adjusted EBITDA from continuing operations: Adjusted EBITDA from continuing operations for 2021 was $15 million, a $34 million favorable change from a loss in 2020.

Cash Flows and Liquidity: Net cash used in operating activities for 2021 was $81 million compared to $157 million in 2020. Net cash used in operating activities from continuing operations was $101 million in 2021, a $71 million favorable change compared to 2020. The decrease in net cash used in operating activities from continuing operations resulted from an increase in operating profit, net of non-cash items, of $32 million. Further, the improvement was also due to favorable changes in net operating assets and liabilities of $39 million. Net cash used in operating activities included $19 million and $15 million of cash flow from discontinued operations in 2021 and 2020, respectively. HMH’s free cash flow from continuing operations, defined as net cash from operating activities minus capital expenditures, favorably changed $77 million from a usage of $202 million in 2020 to a usage of $125 million in 2021.

As of May 6, 2021, there were no amounts outstanding under our revolving credit facility. We expect our net cash from operations combined with our cash and cash equivalents and borrowing availability under our revolving credit facility to provide sufficient liquidity to fund our current obligations, capital spending, debt service requirements and working capital requirements over at least the next twelve months.

Conference Call:

At 9:30 a.m. ET on Thursday, May 6, 2021, HMH will host a conference call to discuss the results with its investors. The call will be webcast live at ir.hmhco.com. The following information is provided for investors who would like to participate:

Toll Free: (844) 835-6565

International: (484) 653-6719

Passcode: 4741847

Moderator: Brian Shipman, Senior Vice President, Investor Relations

Webcast Link: https://edge.media-server.com/mmc/p/fpqj4zrf

An archived webcast with the accompanying slides will be available at ir.hmhco.com for one year for those unable to participate in the live event. An audio replay of this conference call will also be available until May 16, 2021 via the following telephone numbers: (855) 859-2056 in the United States and (404) 537-3406 internationally using passcode 4741847.

Use of Non-GAAP Financial Measures:

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) and to provide additional insights into our performance (for a completed period and/or on a forward-looking basis), we have presented adjusted EBITDA from continuing operations and free cash flow. These measures are not prepared in accordance with GAAP. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of adjusted EBITDA provides useful information to our investors and management as an indicator of our performance that is not affected by fluctuations in interest rates or effective tax rates, non-cash charges and impairment charges, levels of depreciation or amortization, and acquisition/disposition-related activity costs, restructuring costs and integration costs. Accordingly, management believes that this measure is useful for comparing our performance from period to period and makes decisions based on it. In addition, targets in adjusted EBITDA (further adjusted to include the change in deferred revenue) are used as performance measures to determine certain incentive compensation of management. Management also believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews these metrics as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA and free cash flow used by other companies. Although we use these non-GAAP measures as financial measures to assess our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and free cash flow should be considered in addition to, and not as a substitute for, net cash from operating activities prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity nor is free cash flow intended to be a measure of residual cash flow available for discretionary use. You are cautioned not to place undue reliance on these non-GAAP measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures (to the extent available without unreasonable efforts in the case of forward-looking measures) and related disclosure is provided in the appendix to this news release.

Operating Metrics:

Annualized Recurring Revenue (ARR) for a given period is the annualized revenues derived from termed subscription contracts existing at the end of the period. ARR excludes contracts that are one-time in nature. ARR is currently one of the key performance metrics being used by management to assess the health and trajectory of our business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of U.S. GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR does not represent revenue for any particular period or remaining revenue that will be recognized in future periods. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Retention Rate (NRR) is the rate at which existing customers are renewing and expanding. The dollar-based net retention rate is calculated as of a period end by starting with the ARR from all customers as of the 12 months prior to such period end. The ARR is then calculated from these same customers as of the current period end, which includes customer renewals, upsells and expansion and is net of contraction or churn over the trailing 12 months, but excludes revenue from new customers in the current period. The dollar-based net retention rate is calculated by dividing the ARR from these customers as of the current period end by the ARR from these customers as of 12 months prior to such period end.

Connected Sales are billings from the sale of core, intervention, supplemental, assessment and service offerings hosted on or transitioning to be hosted on our Ed: Your Friend in Learning® teaching and learning platform.

Billings is an operating measure which we derive from net sales taking into account the change in deferred revenue. Billings for Core Solutions and Extensions is an operating measure based on invoiced sales adjusted for returns, other publishing income and change in deferred revenue.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a learning technology company committed to delivering connected solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions, and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students’ potential and extend teachers’ capabilities. HMH serves more than 50 million students and 3 million educators in 150 countries. For more information, visit www.hmhco.com

Follow HMH on Twitter, Facebook and YouTube.

Contact

Investor Relations

Brian S. Shipman, CFA

SVP, Investor Relations

(212) 592-1177

brian.shipman@hmhco.com

Media Relations

Bianca Olson

SVP, Corporate Affairs

(617) 351-3841

bianca.olson@hmhco.com

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things: 2021 outlook for billings and unlevered free cash flow margin; the expected impact of our Digital First, Connected strategy and the actions described in this press release; the expected timetable for closing the disposition of HMH Books & Media, including satisfaction or waiver of closing conditions; the use of the net proceeds from the proposed transaction to pay down debt; the expected impact of the COVID-19 pandemic; our future results of operations, financial condition, liquidity, prospects, growth and strategies; the timing, structure and expected impact of our operational efficiency and cost-reduction initiatives and the estimated savings and amounts expected to be incurred in connection therewith; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. We caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if actual results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause actual results to vary from expectations include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the federal, state and local economies and on K-12 schools; any delays in receiving the required regulatory approvals for the proposed sale of HMH Books & Media; the risk that disruption resulting from the proposed transaction my adversely affect the Company’s businesses and business relationships, including with employees and suppliers; delays in satisfying other closing conditions and disruptions in the global credit and financial markets that could have a negative impact on the completion of the proposed transaction; the rate and state of technological change; state requirements related to digital instructional materials; our ability to execute on our Digital First, Connected growth strategy; increases in our operating costs; management and personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives, including the actions described in this press release; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Houghton Mifflin Harcourt Company

Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(in thousands of dollars, except share information)	2021	2020
Assets
Current assets
Cash and cash equivalents	$170,901	$281,200
Accounts receivable, net	92,477	88,830
Inventories	175,790	145,553
Prepaid expenses and other assets	25,105	19,276
Assets held for sale	140,971	160,053
Total current assets	605,244	694,912

Property, plant, and equipment, net	86,248	88,801
Pre-publication costs, net	191,232	202,820
Royalty advances to authors, net	2,064	2,425
Goodwill	437,977	437,977
Other intangible assets, net	391,412	402,484
Operating lease assets	123,565	126,850
Deferred income taxes	2,415	2,415
Deferred commissions	30,319	30,659
Other assets	29,991	31,783
Total assets	$1,900,467	$2,021,126
Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$19,000	$19,000
Accounts payable	47,336	38,751
Royalties payable	21,503	34,765
Salaries, wages, and commissions payable	14,460	21,723
Deferred revenue	320,988	342,605
Interest payable	4,136	11,017
Severance and other charges	11,434	19,590
Accrued pension benefits	1,593	1,593
Accrued postretirement benefits	1,555	1,555
Operating lease liabilities	9,948	9,669
Other liabilities	23,468	22,912
Liabilities held for sale	32,505	30,662
Total current liabilities	507,926	553,842

Long-term debt, net of discount and issuance costs	621,319	624,692
Operating lease liabilities	129,269	132,014
Long-term deferred revenue	542,065	562,679
Accrued pension benefits	17,240	24,061
Accrued postretirement benefits	15,605	16,566
Deferred income taxes	18,503	16,411
Other liabilities	152	398
Total liabilities	1,852,079	1,930,663
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized; no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value: 380,000,000 shares authorized; 151,987,387 and 150,459,034 shares issued at March 31, 2021 and December 31, 2020, respectively; 127,410,353 and 125,882,000 shares outstanding at March 31, 2021 and December 31, 2020, respectively	1,520	1,505
Treasury stock, 24,577,034 shares as of March 31, 2021 and December 31, 2020, respectively, at cost	(518,030)	(518,030)
Capital in excess of par value	4,921,845	4,918,542
Accumulated deficit	(4,307,813)	(4,255,830)
Accumulated other comprehensive loss	(49,134)	(55,724)
Total stockholders’ equity	48,388	90,463
Total liabilities and stockholders’ equity	$1,900,467	$2,021,126

Houghton Mifflin Harcourt Company

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in thousands of dollars, except share and per share data)	2021	2020
Net sales	$146,195	$151,843
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	58,137	63,652
Publishing rights amortization	3,166	4,432
Pre-publication amortization	25,051	30,562
Cost of sales	86,354	98,646
Selling and administrative	89,235	123,341
Other intangible assets amortization	7,906	5,856
Impairment charge for goodwill	—	262,000
Operating loss	(37,300)	(338,000)
Other income (expense)
Retirement benefits non-service (expense) income	(200)	61
Interest expense	(8,564)	(9,253)
Interest income	20	766
Change in fair value of derivative instruments	(674)	(380)
Loss from continuing operations before taxes	(46,718)	(346,806)
Income tax expense (benefit) for continuing operations	2,310	(8,780)
Loss from continuing operations	(49,028)	(338,026)
Loss from discontinued operations, net of tax	(2,955)	(7,947)
Net loss	$(51,983)	$(345,973)
Net loss per share attributable to common stockholders
Basic and diluted
Continuing operations	$(0.39)	$(2.71)
Discontinued operations	(0.02)	(0.06)
Net loss	$(0.41)	$(2.77)
Weighted average shares outstanding
Basic and diluted	126,473,317	124,688,974

Houghton Mifflin Harcourt Company

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in thousands of dollars)	2021	2020
Cash flows from operating activities
Net loss	$(51,983)	$(345,973)
Adjustments to reconcile net loss to net cash used in operating activities
Loss from discontinued operations, net of tax	2,955	7,947
Depreciation and amortization expense	47,818	53,033
Amortization of operating lease assets	3,285	3,632
Amortization of debt discount and deferred financing costs	660	646
Deferred income taxes	2,085	(9,128)
Stock-based compensation expense	2,607	3,268
Impairment charge for goodwill	—	262,000
Change in fair value of derivative instruments	674	380
Changes in operating assets and liabilities
Accounts receivable	(3,647)	29,057
Inventories	(30,238)	(51,580)
Other assets	(3,851)	(335)
Accounts payable and accrued expenses	3,322	(19,878)
Royalties payable and author advances, net	(12,924)	(34,816)
Deferred revenue	(42,231)	(59,529)
Interest payable	(6,881)	(12)
Severance and other charges	(8,156)	(5,320)
Accrued pension and postretirement benefits	(855)	(1,108)
Operating lease liabilities	(2,466)	(3,304)
Other liabilities	(720)	(948)
Net cash used in operating activities - continuing operations	(100,546)	(171,968)
Net cash provided by operating activities - discontinued operations	19,290	15,201
Net cash used in operating activities	(81,256)	(156,767)
Cash flows from investing activities
Additions to pre-publication costs	(14,354)	(18,489)
Additions to property, plant, and equipment	(9,949)	(11,875)
Net cash used in investing activities - continuing operations	(24,303)	(30,364)
Net cash used in investing activities - discontinued operations	(400)	(262)
Net cash used in investing activities	(24,703)	(30,626)
Cash flows from financing activities
Borrowings under revolving credit facility	—	150,000
Payments of long-term debt	(4,750)	(4,750)
Tax withholding payments related to net share settlements of restricted stock units	—	(48)
Issuance of common stock under employee stock purchase plan	410	503
Net cash used in financing activities	(4,340)	145,705
Net increase (decrease) in cash and cash equivalents	(110,299)	(41,688)
Cash and cash equivalents at the beginning of the period	281,200	296,353
Cash and cash equivalents at the end of the period	$170,901	$254,665

Houghton Mifflin Harcourt Company

Non-GAAP Reconciliations (Unaudited)

Adjusted EBITDA 1

(in thousands of dollars)

	Three Months Ended March 31,
	2021	2020
Net loss from continuing operations	$(49,028)	$(338,026)
Interest expense	8,564	9,253
Interest income	(20)	(766)
Provision (benefit) for income taxes	2,310	(8,780)
Depreciation expense	11,695	12,183
Amortization expense	36,123	40,850
Non-cash charges – goodwill impairment	—	262,000
Non-cash charges – stock compensation	2,607	3,268
Non-cash charges – loss on derivative instruments	674	380
Fees, expenses or charges for equity offerings, debt or acquisitions/dispositions	1,826	27
Adjusted EBITDA from continuing operations	$14,751	$(19,611)

Free Cash Flow 1

(in thousands of dollars)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net cash used in operating activities	$(100,546)	$(171,968)
Cash flows from investing activities
Additions to pre-publication costs	(14,354)	(18,489)
Additions to property, plant, and equipment	(9,949)	(11,875)
Free Cash Flow	$(124,849)	$(202,332)

1	All amounts have been adjusted to eliminate the impact of the HMH Books & Media business which has been removed from continuing operations and classified as discontinued operations.

Houghton Mifflin Harcourt Company

Calculation of Billings (Unaudited)

Billings 1

(in thousands of dollars)

	Three Months Ended March 31,
	2021	2020
Net sales	$146,195	$151,843
Change in deferred revenue	(42,231)	(58,529)
Billings	$103,964	$93,314

Billings is an operating measure utilized by the Company derived as shown above.

1	All amounts have been adjusted to eliminate the impact of the HMH Books & Media business which has been removed from continuing operations and classified as discontinued operations.